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Exhibit 23.01

                         CONSENT OF INDEPENDENT AUDITORS






Board of Directors
Liquidix, Inc.

We consent to the incorporation by reference of our Independent Auditors' Report dated July 1, 2002, on the financial statements of Liquidix, Inc. for the years ended March 31, 2002 and 2001, and to the reference to us as experts, in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission on or around October 2, 2002.

/s/ Semple & Cooper, LLP
CERTIFIED PUBLIC ACCOUNTANTS
Phoenix, Arizona
September 30, 2002